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                                                                      EXHIBIT 23
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                        COMPUTER TASK GROUP, INCORPORATED
                        ---------------------------------




                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------





We consent to the incorporation by reference in the Registration Statements No. 33-41995, No. 33-61493, No. 33-50160, No. 333-12237, No. 333-39936, No.
333-51162, and No. 333-66766 on Form S-8, and No. 333-43263 on Form S-3 of
Computer Task Group, Incorporated and Subsidiaries of our report dated February 6, 2002 appearing in and incorporated by reference in the Annual Report on Form 10-K of Computer Task Group, Incorporated and subsidiaries for the year ended December 31, 2001.




DELOITTE & TOUCHE LLP
Buffalo, New York
March 22, 2002




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